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                                                                     EXHIBIT 3.3

                           ARTICLES OF INCORPORATION

                                      OF

                          ESCONDIDO CONSULTING, INC.


     ONE: The name of this corporation is:

                          ESCONDIDO CONSULTING, INC.


     TWO: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

     THREE: The name and address in the State of California of this corporation's initial agent for service of process is:

                             James A. Husband, Jr.
                            15821 Ventura Boulevard
                                   Suite 665
                               Encino, CA 91436

     FOUR: This Corporation is authorized to issue only one class of shares of stock; the total number of shares which this corporation is authorized to issue is ten thousand (10,000).

     DATED:  June 27, 1990


                                            /s/ JAMES A. HUSBAND, JR.
                                            --------------------------------
                                            JAMES A. HUSBAND, JR., Incorporator


     I hereby declare that I am the person who executed the foregoing Articles of Incorporation, and such execution is my act and deed.


                                            /s/ JAMES A. HUSBAND, JR.
                                            --------------------------------
                                            JAMES A. HUSBAND, JR.